SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011 (June 30, 2011)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 844-1280

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 30, 2011, BioMimetic Therapeutics, Inc. (the “Company”) and Bristol-Myers Squibb Company (“BMS”) entered into the Amendment to Patent License Agreements (“Amendment”) which converts the Company’s exclusive, world-wide licenses to royalty free, fully paid up, irrevocable licenses for intellectual property covering various formulations of PDGF and manufacturing processes for PDGF.  The license agreements that were amended are the Exclusive Patent License Agreement and a Second Exclusive Patent License Agreement (collectively the “License Agreements”) with ZymoGenetics, Inc.  In October 2010, BMS acquired ZymoGenetics and thereby assumed ZymoGenetics’ rights and responsibilities under the License Agreements.  The Amendment provides for a one-time, final payment from the Company to BMS totaling $1,500,000 which will be paid within thirty days of the execution of the Amendment.  Thereafter, the Company will owe no further payments of any type to BMS under the License Agreements.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and which is incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

1.1       Amendment to Patent License Agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC. By: /s/ Earl Douglas Name: Earl Douglas Title: General Counsel

July 1, 2011